As filed with the Securities and Exchange Commission on November 16, 2021
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3861628
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

530 7th Avenue, Floor M1 New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

LivePerson, Inc. 2019 Stock Incentive Plan, as amended
(Full title of the Plan)

Monica L. Greenberg, Esq.
Executive Vice President of Policy and General Counsel
LivePerson, Inc.
5307th Avenue, Floor M1
New York, New York 10018
(Name and Address of Agent for Service)

(212) 609-4200
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Bonnie J. Roe, Esq.
Cohen & Gresser LLP
800 Third Avenue
New York, NY 10022
(212) 957-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	665,909 (1)	$9.03 (2)	$6,013,534.48 (3)	$557.45

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Based on the weighted average exercise price of the Substitute Options. The highest exercise price is $54.94.
(3)	Based on the aggregate exercise prices of the Substitute Options in accordance with rule 472(h) under the Securities Act.

EXPLANATORY NOTE

On October 12, 2021, in connection with the merger of VoiceBase, Inc., a Delaware corporation (“VoiceBase”), with a subsidiary of the Registrant, options held by employees of VoiceBase were converted into options to purchase up to 169,502 shares of Common Stock of the Registrant (the “VoiceBase Substitute Options”). The VoiceBase Substitute Options were issued as “Substitute Awards” under Section 4(c) of the Registrant’s 2019 Stock Incentive Plan, as amended (the “Plan”). The issuance of the Substitute Awards does not reduce the number of shares that are issuable under the Plan.

On October 25, 2021, in connection with the merger of Callinize, Inc., a Delaware corporation (“Callinize”), with a subsidiary of the Registrant, options held by employees of Callinize were converted into options to purchase up to 496,407 shares of Common Stock of the Registrant (the “Callinize Substitute Options,” and together with the VoiceBase Substitute Options, the “Substitute Options”). The Callinize Substitute Options were issued as “Substitute Awards” under Section 4(c) of the Plan. The issuance of the Substitute Awards does not reduce the number of shares that are issuable under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the registration statements on Form S-8 with respect to the Plan (File numbers 333-234676; 333-245808; and 333-258578) filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2019, August 14, 2020 and August 6, 2021, respectively, including the information contained therein, are hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The documents containing the information specified in Part I will be delivered to employees in accordance with Form S-8 and Rule 428(b) under the Securities Act. Such documents are not required to be, and are not, filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The written statement required by Item 2 of Part I is included in documents delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(1)The Registrant’s latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;
(2)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s documents referred to in (a) above; and
(3)The description of the Registrant’s Common Stock, contained in the Registrant’s registration statement on Form 8-A12G filed with the Commission under the Exchange Act on March 28, 2000, including any amendment or report filed for the purpose updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the Commission shall be incorporated or deemed to be incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not required to be filed with the Registration Statement pursuant to General Instruction E to Form S-8.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

ITEM 9. UNDERTAKINGS

Not required to be filed with the Registration Statement pursuant to General Instruction E to Form S-8

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1
Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed with the Securities and Exchange Commission on March 30, 2001 (the “2000 Form 10-K”))

4.2
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation effective as of November 12, 2019 (incorporated by reference to Exhibit 4.2 to the registrant’s Form S-8 (File No. 333-234676) filed with the Securities and Exchange Commission on November 13, 2019).

4.3	Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to the 2000 Form 10-K)

5.1	Opinion of Cohen & Gresser LLP

23.1	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm

23.2	Consent of Cohen & Gresser LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1
LivePerson, Inc. 2019 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-258578) filed with the Commission on August 6, 2021).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of November, 2021.

LIVEPERSON, INC.

By:	/s/ Robert P. LoCascio
Robert P. LoCascio
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of LivePerson, Inc., hereby severally constitute and appoint Robert P. LoCascio, John Collins and Monica L. Greenberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LivePerson, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert P. LoCascio	Chief Executive Officer and Chairman of the Board	November 16, 2021
Robert P. LoCascio	(Principal Executive Officer)

/s/ John Collins	Chief Financial Officer	November 16, 2021
John Collins	(Principal Financial Officer)

/s/ Norm Osumi	Chief Accounting Officer	November 16, 2021
Norm Osumi

/s/ Peter Block	Director	November 16, 2021
Peter Block

/s/ Ernest Cu	Director	November 16, 2021
Ernest Cu

/s/ Kevin C. Lavan	Director	November 16, 2021
Kevin C. Lavan

/s/ Jill Layfield	Director	November 16, 2021
Jill Layfield

/s/ Fred Mossler	Director	November 16, 2021
Fred Mossler

/s/ William G. Wesemann	Director	November 16, 2021
William G. Wesemann